UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2007

THE PRINCETON REVIEW, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-32469 (Commission File Number)	22-3727603 (I.R.S. Employer Identification No.)
2315 Broadway
New York, New York 10024
(Address of principal executive offices)
(212) 874-8282
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     (b)
     On June 5, 2007, The Princeton Review, Inc. (the “Company”) was notified by Mr. Howard Tullman that he is resigning as a member of the Company’s Board of Directors and as Chairman of the Board effective immediately.
     (d)
     On June 8, 2007 the Board of Directors elected Clyde E. Williams, Jr. as a member of the Company’s Board of Directors effective immediately. Mr. Williams will serve on the Nominating and Compensation Committees.
     Mr. Williams will be compensated as a director under the Company’s Non-Employee Director Compensation Plan, as follows:

Annual director retainer (paid quarterly)	$15,000
Annual restricted stock grant	5,000 shares
Reimbursement of expenses related to board attendance	Reasonable expenses reimbursed as incurred
     On June 11, 2007, the Company issued a related press release announcing Mr. Tullman’s resignation and Mr. Willams’ election to the Board of Directors. The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
     99.1 Press release dated June 11, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 11, 2007

THE PRINCETON REVIEW, INC.
By:	/s/ Stephen Melvin
	Name:	Stephen Melvin
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated June 11, 2007.